Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Operating Revenues:
Electric	$1,127	$1,095	$5,310	$5,196
Natural gas	275	261	867	880
Total operating revenues	1,402	1,356	6,177	6,076
Operating Expenses:
Fuel	143	171	737	745
Purchased power	147	170	638	621
Natural gas purchased for resale	115	114	311	341
Other operations and maintenance	431	430	1,660	1,676
Depreciation and amortization	228	217	896	845
Taxes other than income taxes	113	109	477	467
Total operating expenses	1,177	1,211	4,719	4,695
Operating Income	225	145	1,458	1,381
Other Income and Expenses:
Miscellaneous income	17	20	59	74
Miscellaneous expense	5	11	21	32
Total other income	12	9	38	42
Interest Charges	96	95	391	382
Income Before Income Taxes	141	59	1,105	1,041
Income Taxes	200	26	576	382
Net Income (Loss)	(59)	33	529	659
Less: Net Income Attributable to Noncontrolling Interests	1	1	6	6
Net Income (Loss) Attributable to Ameren Common Shareholders	$(60)	$32	$523	$653

Earnings (Loss) per Common Share – Basic	$(0.24)	$0.13	$2.16	$2.69

Earnings (Loss) per Common Share – Diluted	$(0.24)	$0.13	$2.14	$2.68

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6
Average Common Shares Outstanding – Diluted	244.7	244.7	244.2	243.4

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$10	$9
Accounts receivable - trade (less allowance for doubtful accounts)	445	437
Unbilled revenue	323	295
Miscellaneous accounts and notes receivable	70	63
Inventories	522	527
Current regulatory assets	144	149
Other current assets	98	113
Total current assets	1,612	1,593
Property, Plant, and Equipment, Net	21,466	20,113
Investments and Other Assets:
Nuclear decommissioning trust fund	704	607
Goodwill	411	411
Regulatory assets	1,230	1,437
Other assets	522	538
Total investments and other assets	2,867	2,993
TOTAL ASSETS	$25,945	$24,699
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$841	$681
Short-term debt	484	558
Accounts and wages payable	902	805
Taxes accrued	52	46
Interest accrued	99	93
Customer deposits	108	107
Current regulatory liabilities	128	110
Other current liabilities	326	274
Total current liabilities	2,940	2,674
Long-term Debt, Net	7,094	6,595
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,506	4,264
Accumulated deferred investment tax credits	49	55
Regulatory liabilities	4,387	1,985
Asset retirement obligations	638	635
Pension and other postretirement benefits	545	769
Other deferred credits and liabilities	460	477
Total deferred credits and other liabilities	8,585	8,185
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,540	5,556
Retained earnings	1,660	1,568
Accumulated other comprehensive loss	(18)	(23)
Total Ameren Corporation shareholders’ equity	7,184	7,103
Noncontrolling Interests	142	142
Total equity	7,326	7,245
TOTAL LIABILITIES AND EQUITY	$25,945	$24,699

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2017	2016
Cash Flows From Operating Activities:
Net income	$529	$659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	876	835
Amortization of nuclear fuel	76	88
Amortization of debt issuance costs and premium/discounts	22	22
Deferred income taxes and investment tax credits, net	539	386
Allowance for equity funds used during construction	(24)	(27)
Share-based compensation costs	17	17
Other	(10)	4
Changes in assets and liabilities	79	140
Net cash provided by operating activities – continuing operations	2,104	2,124
Net cash used in operating activities – discontinued operations	—	(1)
Net cash provided by operating activities	2,104	2,123
Cash Flows From Investing Activities:
Capital expenditures	(2,132)	(2,076)
Nuclear fuel expenditures	(63)	(55)
Purchases of securities – nuclear decommissioning trust fund	(413)	(392)
Sales and maturities of securities – nuclear decommissioning trust fund	396	377
Other	7	5
Net cash used in investing activities	(2,205)	(2,141)
Cash Flows From Financing Activities:
Dividends on common stock	(431)	(416)
Dividends paid to noncontrolling interest holders	(6)	(6)
Short-term debt, net	(74)	257
Maturities of long-term debt	(681)	(395)
Issuances of long-term debt	1,345	389
Debt issuance costs	(11)	(9)
Share-based payments	(39)	(83)
Other	(1)	(2)
Net cash provided by (used in) financing activities	102	(265)
Net change in cash and cash equivalents	1	(283)
Cash and cash equivalents at beginning of year	9	292
Cash and cash equivalents at end of year	$10	$9